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                                                 Exhibit 23.6



                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


          I, Roger L. Fitzsimonds, hereby consent to the use of my name in the Registration Statement of Firstar (WI) Corporation to be filed with the Securities and Exchange Commission as a person named therein as about to become a director of Firstar (WI) Corporation and to the filing of this consent as an exhibit to such Registration Statement.



                                                 /s/  Roger L. Fitzsimonds
                                                 ------------------------------
                                                      Roger L. Fitzsimonds

September 23, 1998